Exhibit 99.1

FOR IMMEDIATE RELEASE

Metromedia International Group

Announces Removal of Quotation of its Equity Securities on the OTC Bulletin Board and Provides Update on the Filing of its Second Quarter 2003 Form 10-Q

Announces Update on its Corporate Restructuring Initiatives

Announces Interest Payment on its Senior Discount Notes

Announces Preferred Stock Dividend Not Declared

NEW YORK, September 25, 2003 — Metromedia International Group, Inc. (the “Company” or “MIG”) (currently traded as: OTCPK:MTRM – Common Stock and OTCPK:MTRMP – Preferred Stock), the owner of interests in various communications and media businesses in Russia, Eastern Europe and Georgia, announced the following today:

•                  The quotation of the Company’s equity securities on the OTC Bulletin Board trading system (“OTCBB”) was removed on September 24, 2003 because the Company was not then in compliance with NASD Rule 6530.  Under Rule 6530 the Company was required to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the “Form 10-Q”) with the United States Securities and Exchange Commission (“SEC”) by September 23, 2003.  The Company anticipates that it will file its Form 10-Q within the next 12 business days and thus again be in compliance with OTCBB trading eligibility requirements.

•                  As part of its continuing corporate restructuring initiatives, the Company has undertaken to move its corporate headquarters from New York City to Charlotte, North Carolina.  A much downsized, Charlotte-based, accounting and financial reporting work force has been successfully recruited and, in October, will commence operations in newly leased office space in Charlotte.  Although this action has contributed to the delay in the filing of the Company’s current Form 10-Q, its immediate effect will be a substantial reduction in continuing overhead expenditures.  The Company expects to close its New York City office before the end of 2003.

•                  The Company remitted today $7.98 million to U.S. Bank Corporate Trust Services, the trustee of its $152.0 million 10 ½ % Senior Discount Notes due 2007, thereby effecting the required semi-annual interest payment prior to the September 30, 2003 due date.

•                  To conserve cash in anticipation of further business development opportunities and potential refinancing of the Company’s Senior Discount Notes, the Company has elected to not declare a dividend on its 7¼% cumulative convertible preferred stock for the quarterly dividend period ending on September 15, 2003.  Accordingly, as of the September 15, 2003 due date for such dividend, aggregated dividends in arrears is $37.5 million.

Metromedia International — Restructuring Update

In making these announcements, Mark Hauf, Chairman and Chief Executive Officer of the Company, commented: “Our delay in filing the second quarter Form 10-Q is an unfortunate, but unavoidable consequence of the otherwise very positive corporate restructuring initiatives we began in the first quarter of 2003.  We recognized an acute need to promptly and substantially downsize and reorganize the Company’s support forces as part of our commitment to resolve the significant liquidity issues that the Company had long faced.  Such actions unavoidably disrupt internal corporate work flow processes and, given the scale of restructuring required to adequately address our situation, the disruption has been significant.  These actions have limited our ability to file timely public financial statements; but, in broader terms, the restructuring and other initiatives we have taken in the Company have substantially contributed to resolving the liquidity issues we faced at the start of the year. Upon completing the move of our much-streamlined US support operations to Charlotte later this year, we expect that any further adverse effects of the restructuring program will end and the Company will be positioned to enjoy the long term benefits intended when we began this work in March 2003.”

With respect to the removal of quotation of the Company’s equity securities on the OTCBB trading system, Ernie Pyle, Senior Vice President and Chief Financial Officer of the Company commented: “We regret that our tardiness in filing a second quarter Form 10-Q has had this unfortunate consequence and any temporary inconvenience that may result for investors of our equity securities.  Work leading to filing of the second quarter Form 10-Q commenced with urgency after the Company filed its 2002 Form 10-K and first quarter 2003 Form 10-Q in July, but was much encumbered by the significant reduction in corporate accounting and finance personnel that we had sustained and the timing of such departures in relation to the recruitment of replacement personnel from Charlotte.  Nonetheless, I am confident that the accounting and finance personnel that are currently engaged and work flow processes that are currently in place are sufficient to ensure that we will complete the filing of the second quarter Form 10-Q within the next 12 business days.  Once the Company has filed this Form 10-Q with the SEC and is again in compliance with SEC filing requirements, the equity securities of the Company can only resume trading on the OTCBB system if one of the Company’s OTCBB’s market makers files a petition with the OTCBB (Form 211) and the OTCBB then determines that the Company’s equity securities can be quoted on the OTCBB trading system.”

Regarding the move of the Company’s headquarters to Charlotte, NC, Mr. Pyle further commented: “The Company’s decision to move its corporate headquarters operation from New York City was principally driven by our commitment to substantially reduce corporate overhead expenditures.  Upon completing this move, the Company will benefit from significant reductions in continuing office-related, personnel and professional service costs.  Furthermore, this new headquarters operation and its counterpart in Moscow, Russia are being sized and organized specifically to fit the much streamlined corporate structure that will result upon the Company’s divestiture of all but its core foreign business operations.”

In summarizing matters announced today, Mr. Hauf, commented: “These announcements, with the exception of that concerning prompt payment of our current interest obligations, unfortunately do not demonstrate the significant progress that we have made in the past two quarters to fundamentally restructure the Company and prepare it for the future.  Although this work has had several disruptive consequences, I remain convinced that the course we are pursuing will yield best long-run results for our stakeholders.  We are currently finalizing preparations for our 2003 annual shareholder meeting, the date of which will be announced shortly.  We look forward to meeting with our shareholders at that time to review events of this volatile year and discuss future opportunities that we are certain have been created through this year’s efforts.”

About Metromedia International Group

Through its wholly owned subsidiaries, the Company owns communications and media businesses in Russia, Eastern Europe and Georgia. These include mobile and fixed line telephony businesses, wireless and wired cable television networks and radio broadcast stations.  The Company has focused its principal attentions on continued development of its core telephony businesses in Russia and Georgia, while undertaking a program of gradual divestiture of its non-core media businesses.  The Company’s non-core media businesses are comprised of seven cable television networks, including operations in Russia, Romania, Belarus, Moldova, Lithuania and Georgia.  The Company also owns interests in seventeen radio businesses operating in Finland, Hungary, Bulgaria, Estonia, Latvia and the Czech

Republic.  The Company’s core telephony businesses include Peterstar, the leading competitive local exchange carrier in St. Petersburg, Russia, and Magticom, the leading mobile telephony operator in Georgia.

This news release contains certain forward-looking statements that involve risks and uncertainties, including in particular those regarding the Company’s ability to achieve expected performance targets for its core telephony businesses and consummate divestiture of its non-core businesses at satisfactory prices.  Other factors that could cause or contribute to such risks and uncertainties include, but are not limited to, the Company’s ability to complete reorganization of its internal support processes and meet its targeted level of overhead expenditure, changes in general economic and business conditions, unanticipated effects of competition, changes in technology and methods of marketing, and various other factors beyond the Company’s control.  This also includes such factors as are described from time to time in the SEC reports filed by Metromedia International Group, Inc., including its most recently filed quarterly report on Form 10-Q and the Company’s annual report on Form 10-K for the year ended December 31, 2002.  The Company is not under, and expressly disclaims any, obligation to update the information in this news release for any future events, including changes in its cash balances or other events affecting liquidity.

Please visit our website at www.metromedia-group.com.

For more Information please contact:

Metromedia International Group, Inc.

Ernie Pyle

Senior Vice President Finance,

Chief Financial Officer, Treasurer and Secretary

(212) 527-3800, # 112